Exhibit 99.1

Contact:	800 S. Douglas Road, 12th Floor
Ati Modak, Investor Relations	Coral Gables, Florida 33134
305-507-7304	Tel: 305-599-1800
ati.modak@mastec.com	www.mastec.com
MasTec Reports Third Quarter 2026 Results and
Updates Full Year 2026 Financial Guidance
Third Quarter 2026 Highlights
•Revenue of $5.2 billion, a quarterly record, increased 30% year-over-year
•Diluted EPS of $1.89 and Adjusted Diluted EPS of $2.96
•GAAP Net Income of $167.7 million and Adjusted EBITDA of $486.4 million, both quarterly records
•Updated Full Year Diluted EPS guidance to a range of $5.69 to $6.01 per share, a 15% year-over-year increase at the midpoint; Updated Full Year Adjusted Diluted EPS guidance to a range of $8.92 to $9.30, a 39% year-over-year increase at the midpoint
•Record 18-month backlog of $24.5 billion increased $7.8 billion year-over-year and $3.2 billion from the prior quarter, led by significant 74% year-over-year growth in Power Delivery
Coral Gables, FL, October 29, 2026 — MasTec, Inc. (NYSE: MTZ) today announced third quarter 2026 financial results and updated full year 2026 financial guidance.
MasTec reported third quarter revenue of $5.2 billion and Adjusted EBITDA of $486 million, both up ~30% year-over-year. Backlog of $24.5 billion was ~46% higher year-over-year.

Jose Mas, MasTec’s Chief Executive Officer, stated, “We are pleased with our third-quarter performance, as both revenue and Adjusted EBITDA were ahead of our expectations, driven by strong Power Delivery results. Strength in Power Delivery was driven by both legacy operations and Superior, with both groups exceeding revenue and EBITDA guidance for the quarter.”

“As we noted throughout the third quarter, permitting related access delays on certain Pipeline projects impacted margins, as crews and equipment were underutilized. Construction has now commenced, and we are ramping production. Given the substantial number of pipelines expected to enter service over the next few years, we believe retaining our experienced crews is critical to capitalize on the significant level of industry investment ahead. We’re seeing this demand set play out, with Pipeline Infrastructure backlog growing ~26% sequentially in the quarter.”

Mr. Mas continued, “In Communications, as discussed in our second quarter earnings call, we saw certain customers defer spending in the second half of 2026, impacting our full-year revenue expectations. We are taking actions to improve this segment's margin profile and operating leverage through market cycles by streamlining our operations, procurement strategies, and support models to reduce indirect costs, including exiting underperforming markets. We expect these initiatives to begin contributing to improved profitability in 2027. We see a fundamental multi-year need for sustained investment in telecommunications infrastructure upgrades and maintenance to enable a significant increase in AI driven data consumption over the next several years.”

“With sequential backlog growth of $3 billion and another record consolidated backlog in the quarter, we have strong visibility for continued revenue and earnings growth across our diversified end-markets – with increasing geographic reach. We continue to see sustained demand strength across our service offerings, most notably in support of utility and large-load infrastructure, where our converging operations allow us to provide more integrated solutions to our partners.”

Paul DiMarco, MasTec’s Executive Vice President and Chief Financial Officer, noted, “We are updating our full-year guidance, introducing a range that results in Adjusted EBITDA change of ~1% at the midpoint versus our previous guidance. The range reflects the potential impact of delayed Pipeline project starts on labor and equipment utilization. With less time to hit run-rate production in 2026, near term margin recognition could be impacted. Revenue and earnings not recognized this year as a result of project timing are expected to shift into 2027.”

“We expect to generate over $1 billion in operating cash flow for 2026. Our strong financial position provides us significant flexibility to pursue accretive investments to support organic growth, execute our acquisition strategy and return capital to shareholders.”

Prominent Third Quarter Events:

•Completed Two Acquisitions: In July, MasTec acquired all of the equity interests of The Superior Group, a premier full-service electrical contractor focused on critical infrastructure, which is included within the Company’s Power Delivery segment. Superior is a recognized leader in large load electrical infrastructure while serving a diverse range of end markets, including technology, healthcare, entertainment and industrial. Additionally, in August 2026, MasTec acquired a company that specializes in pipeline infrastructure to enhance capacity and project management expertise, which is included within the Company’s Pipeline Infrastructure segment.

•Enhanced Liquidity and Extended Debt Maturities: In July, MasTec amended its senior credit facility to increase the aggregate revolving commitments from $1.9 billion to $2.25 billion and entered into a new $700 million senior unsecured delayed draw term loan agreement which was drawn to finance a portion of the cash consideration for the acquisition of Superior. In August, the Company issued $650 million aggregate principal amount of 5.850% senior unsecured notes due September 30, 2036.

•Appointed Manny Miranda to its Board of Directors: Mr. Miranda brings more than 40 years of utility industry experience and deep expertise across electric and natural gas infrastructure, including transmission, substations, distribution, large-scale capital programs and utility operation.

•Appointed Alex Spiro to its Board of Directors: Mr. Spiro brings extensive experience advising and investing across the technology, energy, and industrial sectors, along with legal, corporate governance, capital markets and strategic advisory experience.

Third Quarter 2026 Results

Dollars in millions, except per share amounts	3Q'26	3Q'25	Change
Revenue	$5,152	$3,967	29.9%
Operating income	$275	$250	10.4%
GAAP net income	$168	$166	0.7%
GAAP net income margin	3.3%	4.2%	(90) bps
Adjusted net income	$253	$201	26.0%
Adjusted EBITDA	$486	$373	30.2%
Adjusted EBITDA margin	9.4%	9.4%	0 bps
GAAP diluted earnings per share	$1.89	$2.04	(7.7)%
Adjusted diluted earnings per share	$2.96	$2.48	19.3%
Cash provided by operating activities	$267	$89	200.6%
Free cash flow	$206	$36	473.2%
18-month backlog	$24,546	$16,780	46.3%

Third Quarter 2026 Segment Highlights
Power Delivery

Dollars in millions, unless noted	3Q'26	3Q'25	Change
Revenue	$1,835.2	$1,110.7	65.2%
EBITDA	$241.5	$104.3	131.6%
EBITDA margin %	13.2%	9.4%	380 bps
Clean Energy and Infrastructure

Dollars in millions, unless noted	3Q'26	3Q'25	Change
Revenue	$1,825.9	$1,364.1	33.9%
EBITDA	$149.3	$115.4	29.3%
EBITDA margin %	8.2%	8.5%	(30) bps
Pipeline Infrastructure

Dollars in millions, unless noted	3Q'26	3Q'25	Change
Revenue	$724.1	$597.8	21.1%
EBITDA	$75.1	$92.0	(18.4)%
EBITDA margin %	10.4%	15.4%	(500) bps
Communications

Dollars in millions, unless noted	3Q'26	3Q'25	Change
Revenue	$806.9	$914.6	(11.8)%
EBITDA	$54.0	$103.0	(47.6)%
EBITDA margin %	6.7%	11.3%	(460) bps

2026 Financial Guidance Update

Dollars in millions, except per share amounts	Full Year 2026E
Revenue	$18,300
GAAP net income	$498 - 524
Adjusted net income	$755 - 785
Adjusted EBITDA	$1,565 - 1,600
Adjusted EBITDA margin	8.6% - 8.7%
GAAP diluted earnings per share	$5.69 - 6.01
Adjusted diluted earnings per share	$8.92 - 9.30
Conference Call
MasTec will host a webcast of its quarterly earnings call to discuss these results on Friday, October 30, 2026 at 9:00 a.m. ET, which can be accessed through the Investors section of MasTec's website at www.mastec.com. A replay of the webcast also will be available following the live event. The slide presentation that accompanies the conference call will also be posted on the MasTec Investors page.
About MasTec
MasTec, Inc. is a leading North American infrastructure engineering and construction company focused primarily on engineering, building, installation, maintenance and upgrade of communications, energy and utility and other infrastructure. MasTec primarily operates under four business segments including Communications, serving both wireless and wireline/fiber infrastructure; Power Delivery, serving primarily utility customers in transmission, distribution and large load electrical infrastructure markets; Pipeline Infrastructure serving energy and other customers with installation and maintenance services primarily for natural gas pipeline and distribution infrastructure; and Clean Energy and Infrastructure, providing renewable energy engineering and construction services, as well as for heavy civil and other industrial infrastructure markets. Learn more at www.mastec.com.

Consolidated Statements of Operations
(unaudited - in thousands, except per share information)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$5,152,336	$3,966,948	$13,354,691	$10,359,371
Costs of revenue, excluding depreciation and amortization	4,491,474	3,429,199	11,659,641	9,074,981
Depreciation	93,773	71,837	263,150	217,996
Amortization of intangible assets	75,282	32,719	151,411	98,042
General and administrative expenses	228,545	183,580	649,222	524,448
Equity in earnings of integral unconsolidated affiliates, net	(12,186)	—	(12,186)	—
Operating income	$275,448	$249,613	$643,453	$443,904
Interest expense, net	61,798	45,444	152,425	128,337
Equity in earnings of unconsolidated affiliates, net	(8,040)	(6,555)	(14,740)	(23,911)
Loss on extinguishment of debt	3,219	—	3,219	—
Other income, net	(1,687)	(898)	(2,794)	(1,881)
Income before income taxes	$220,158	$211,622	$505,343	$341,359
Provision for income taxes	(52,439)	(45,125)	(122,222)	(72,401)
Net income	$167,719	$166,497	$383,121	$268,958
Net income attributable to non-controlling interests	17,153	5,837	41,598	12,629
Net income attributable to MasTec, Inc.	$150,566	$160,660	$341,523	$256,329

Earnings per share:
Basic earnings per share	$1.90	$2.07	$4.36	$3.29
Basic weighted average common shares outstanding	79,077	77,702	78,372	77,857

Diluted earnings per share	$1.89	$2.04	$4.32	$3.26
Diluted weighted average common shares outstanding	79,820	78,648	79,143	78,672

Consolidated Balance Sheets
(unaudited - in thousands)

	September 30, 2026	December 31, 2025
Assets
Current assets	$6,201,326	$4,329,079
Property and equipment, net	2,058,714	1,728,470
Operating lease right-of-use assets	522,649	457,270
Goodwill, net	3,037,312	2,248,992
Other intangible assets, net	1,732,989	656,248
Other long-term assets	584,099	503,483
Total assets	$14,137,089	$9,923,542
Liabilities and equity
Current liabilities	$4,474,127	$3,271,045
Long-term debt, including finance leases	3,987,761	2,176,372
Long-term operating lease liabilities	335,583	292,839
Deferred income taxes	518,731	478,156
Other long-term liabilities	621,522	370,609
Total liabilities	$9,937,724	$6,589,021
Total equity	$4,199,365	$3,334,521
Total liabilities and equity	$14,137,089	$9,923,542
Consolidated Statements of Cash Flows
(unaudited - in thousands)

	Nine Months Ended September 30,
	2026	2025
Net cash provided by operating activities	$387,774	$172,976
Net cash used in investing activities	(1,855,836)	(155,327)
Net cash provided by (used in) financing activities	1,554,189	(187,041)
Effect of currency translation on cash	(341)	907
Net increase (decrease) in cash and cash equivalents	$85,786	$(168,485)
Cash and cash equivalents - beginning of period	$396,030	$399,903
Cash and cash equivalents - end of period	$481,816	$231,418

Backlog by Reportable Segment (unaudited - in millions)	September 30, 2026	June 30, 2026	September 30, 2025
Communications	$5,053	$5,461	$5,055
Clean Energy and Infrastructure	8,315	7,791	5,026
Power Delivery	8,913	6,347	5,128
Pipeline Infrastructure	2,265	1,792	1,571
Other	—	—	—
Estimated 18-month backlog	$24,546	$21,391	$16,780
Backlog is a common measurement used in our industry. Our methodology for determining backlog may not, however, be comparable to the methodologies used by others. Estimated backlog represents the amount of revenue we expect to realize over the next 18 months from future work on uncompleted construction contracts, including new contracts under which work has not begun, as well as revenue from change orders and renewal options. Our estimated backlog also includes amounts under master service and other service agreements and our proportionate share of estimated revenue from proportionately consolidated non-controlled contractual joint ventures. Estimated backlog for work under master service and other service agreements is determined based on historical trends, anticipated seasonal impacts, experience from similar projects and estimates of customer demand based on communications with our customers.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures
(unaudited - in millions, except for percentages and per share information)

	Three Months Ended September 30,		Nine Months Ended September 30,
Segment Information	2026	2025	2026	2025
Revenue by Reportable Segment
Communications	$806.9	$914.6	$2,497.9	$2,432.3
Clean Energy and Infrastructure	1,825.9	1,364.1	4,777.5	3,411.3
Power Delivery	1,835.2	1,110.7	4,127.1	3,056.0
Pipeline Infrastructure	724.1	597.8	2,049.4	1,493.9
Other	—	—	—	—
Eliminations (b)	(39.8)	(20.3)	(97.2)	(34.1)
Consolidated revenue	$5,152.3	$3,966.9	$13,354.7	$10,359.4

	Three Months Ended September 30,				Nine Months Ended September 30,
	2026		2025		2026		2025
Adjusted EBITDA and EBITDA Margin by Segment
EBITDA	$451.0	8.8%	$361.6	9.1%	$1,072.3	8.0%	$785.7	7.6%
Non-cash stock-based compensation expense (a)	11.3	0.2%	9.3	0.2%	31.0	0.2%	25.6	0.2%
Changes in fair value of acquisition-related contingent items (a)	7.5	0.1%	2.5	0.1%	26.4	0.2%	0.6	0.0%
Acquisition and integration costs (a)	6.3	0.1%	—	—%	6.3	0.0%	—	—%
Impairments of equity method investments (a)	—	—%	—	—%	7.9	0.1%	—	—%
Loss on extinguishment of debt (a)	3.2	0.1%	—	—%	3.2	0.0%	—	—%
Restructuring charges (a)	7.1	0.1%	—	—%	7.1	0.1%	—	—%
Adjusted EBITDA	$486.4	9.4%	$373.5	9.4%	$1,154.3	8.6%	$811.9	7.8%
Segment:
Communications	$61.1	7.6%	$103.0	11.3%	$181.0	7.2%	$232.4	9.6%
Clean Energy and Infrastructure	149.3	8.2%	115.4	8.5%	366.4	7.7%	255.8	7.5%
Power Delivery	241.5	13.2%	104.3	9.4%	426.5	10.3%	246.9	8.1%
Pipeline Infrastructure	75.1	10.4%	92.0	15.4%	338.5	16.5%	198.6	13.3%
Other	10.0	NM	7.1	NM	21.0	NM	22.3	NM
Eliminations (b)	2.7	NM	—	NM	(6.7)	NM	—	NM
Segment Total	$539.6	10.5%	$421.8	10.6%	$1,326.7	9.9%	$956.1	9.2%
Corporate	(53.2)	—	(48.4)	—	(172.4)	—	(144.2)	—
Adjusted EBITDA	$486.4	9.4%	$373.5	9.4%	$1,154.3	8.6%	$811.9	7.8%
NM - Percentage is not meaningful
(a)Non-cash stock-based compensation expense, changes in fair value of acquisition-related contingent items, acquisition and integration costs, and loss on extinguishment of debt are included within Corporate, while impairments of equity method investments are included within the Other segment EBITDA and restructuring charges are included within the Communications segment EBITDA.
(b)Represents intersegment eliminations and adjustments related to transactions entered into in the normal course of business.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures
(unaudited - in millions, except for percentages and per share information)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2026		2025		2026		2025
EBITDA and Adjusted EBITDA Reconciliation
Net income	$167.7	3.3%	$166.5	4.2%	$383.1	2.9%	$269.0	2.6%
Interest expense, net	61.8	1.2%	45.4	1.1%	152.4	1.1%	128.3	1.2%
Provision for income taxes	52.4	1.0%	45.1	1.1%	122.2	0.9%	72.4	0.7%
Depreciation	93.8	1.8%	71.8	1.8%	263.2	2.0%	218.0	2.1%
Amortization of intangible assets	75.3	1.5%	32.7	0.8%	151.4	1.1%	98.0	0.9%
EBITDA	$451.0	8.8%	$361.6	9.1%	$1,072.3	8.0%	$785.7	7.6%
Non-cash stock-based compensation expense	11.3	0.2%	9.3	0.2%	31.0	0.2%	25.6	0.2%
Changes in fair value of acquisition-related contingent items	7.5	0.1%	2.5	0.1%	26.4	0.2%	0.6	0.0%
Acquisition and integration costs	6.3	0.1%	—	—%	6.3	0.0%	—	—%
Impairments of equity method investments	—	—%	—	—%	7.9	0.1%	—	—%
Loss on extinguishment of debt	3.2	0.1%	—	—%	3.2	0.0%	—	—%
Restructuring charges	7.1	0.1%	—	—%	7.1	0.1%	—	—%
Adjusted EBITDA	$486.4	9.4%	$373.5	9.4%	$1,154.3	8.6%	$811.9	7.8%

	Three Months Ended September 30,		Nine Months Ended September 30,
Adjusted Net Income Reconciliation	2026	2025	2026	2025
Net income	$167.7	$166.5	$383.1	$269.0
Adjustments:
Amortization of intangible assets	75.3	32.7	151.4	98.0
Non-cash stock-based compensation expense	11.3	9.3	31.0	25.6
Changes in fair value of acquisition-related contingent items	7.5	2.5	26.4	0.6
Acquisition and integration costs	6.3	—	6.3	—
Impairments of equity method investments	—	—	7.9	—
Loss on extinguishment of debt	3.2	—	3.2	—
Restructuring charges	7.1	—	7.1	—
Total adjustments, pre-tax	$110.7	$44.6	$233.4	$124.2
Income tax effect of adjustments (a)	(25.2)	(10.2)	(54.6)	(28.4)
Adjusted net income	$253.2	$200.9	$561.9	$364.8
Net income attributable to non-controlling interests	17.2	5.8	41.6	12.6
Adjusted net income attributable to MasTec, Inc.	$236.1	$195.1	$520.3	$352.1
(a)Represents the tax effects of the adjusted items that are subject to tax, including the tax effects of non-cash stock-based compensation expense, including from share-based payment awards. Tax effects are determined based on the tax treatment of the related item, the incremental statutory tax rate of the jurisdictions pertaining to the adjustment, and their effects on pre-tax income.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures
(unaudited - in millions, except for percentages and per share information)

	Three Months Ended September 30,		Nine Months Ended September 30,
Adjusted Diluted Earnings per Share Reconciliation	2026	2025	2026	2025
Diluted earnings per share	$1.89	$2.04	$4.32	$3.26
Adjustments:
Amortization of intangible assets	0.94	0.42	1.91	1.25
Non-cash stock-based compensation expense	0.14	0.12	0.39	0.33
Changes in fair value of acquisition-related contingent items	0.09	0.03	0.33	0.01
Acquisition and integration costs	0.08	—	0.08	—
Impairments of equity method investments	—	—	0.10	—
Loss on extinguishment of debt	0.04	—	0.04	—
Restructuring charges	0.09	—	0.09	—
Total adjustments, pre-tax	$1.39	$0.57	$2.95	$1.58
Income tax effect of adjustments (a)	(0.32)	(0.13)	(0.69)	(0.36)
Adjusted diluted earnings per share	$2.96	$2.48	$6.57	$4.48
(a)Represents the tax effects of the adjusted items that are subject to tax, including the tax effects of non-cash stock-based compensation expense, including from share-based payment awards. Tax effects are determined based on the tax treatment of the related item, the incremental statutory tax rate of the jurisdictions pertaining to the adjustment, and their effects on pre-tax income.

Calculation of Net Debt	September 30, 2026	December 31, 2025
Current portion of long-term debt, including finance leases	$180.7	$154.3
Long-term debt, including finance leases	3,987.8	2,176.4
Total debt	$4,168.5	$2,330.7
Less: cash and cash equivalents	(481.8)	(396.0)
Net debt	$3,686.7	$1,934.7

	Nine Months Ended September 30,
Free Cash Flow Reconciliation	2026	2025
Net cash provided by operating activities	$387.8	$173.0
Capital expenditures	(275.7)	(179.8)
Proceeds from sales of property and equipment	46.4	42.3
Free cash flow	$158.5	$35.6

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures
(unaudited - in millions, except for percentages and per share information)

EBITDA and Adjusted EBITDA Reconciliation	Guidance for the Year Ended December 31, 2026 Est.		For the Year Ended December 31, 2025		For the Year Ended December 31, 2024
Net income	$498 - 524	2.7% - 2.9%	$422.0	3.0%	$199.4	1.6%
Interest expense, net	214	1.2%	173.0	1.2%	193.3	1.6%
Provision for income taxes	159 - 167	0.9%	93.4	0.7%	51.5	0.4%
Depreciation	358	2.0%	295.9	2.1%	366.8	3.0%
Amortization of intangible assets	236	1.3%	131.2	0.9%	139.9	1.1%
EBITDA	$1,465 - 1,498	8.0% - 8.2%	$1,115.5	7.8%	$950.8	7.7%
Non-cash stock-based compensation expense	42	0.2%	34.0	0.2%	32.7	0.3%
Changes in fair value of acquisition-related contingent items	26	0.1%	0.7	0.0%	10.7	0.1%
Acquisition and integration costs	6	0.0%	—	—%	—	—%
Impairments of equity method investments	8	0.0%	—	—%	—	—%
Loss on extinguishment of debt	3	0.0%	—	—%	11.3	0.1%
Restructuring charges	14 - 16	0.1%	—	—%	—	—%
Adjusted EBITDA	$1,565 - 1,600	8.6% - 8.7%	$1,150.1	8.0%	$1,005.6	8.2%

Adjusted Net Income Reconciliation	Guidance for the Year Ended December 31, 2026 Est.	For the Year Ended December 31, 2025	For the Year Ended December 31, 2024
Net income	$498 - 524	$422.0	$199.4
Adjustments:
Amortization of intangible assets	236	131.2	139.9
Non-cash stock-based compensation expense	42	34.0	32.7
Changes in fair value of acquisition-related contingent items	26	0.7	10.7
Acquisition and integration costs	6	—	—
Impairments of equity method investments	8	—	—
Loss on extinguishment of debt	3	—	11.3
Restructuring charges	14 - 16	—	—
Total adjustments, pre-tax	$336 - 338	$165.9	$194.6
Income tax effect of adjustments (a)	(79) - (76)	(44.7)	(44.8)
Statutory and other tax rate effects (b)	—	(5.0)	(0.9)
Adjusted net income	$755 - 785	$538.2	$348.3
Net income attributable to non-controlling interests	47	23.0	36.6
Adjusted net income attributable to MasTec, Inc.	$708 - 738	$515.2	$311.7
(a)Represents the tax effects of the adjusted items that are subject to tax, including the tax effects of non-cash stock-based compensation expense, including from share-based payment awards. Tax effects are determined based on the tax treatment of the related item, the incremental statutory tax rate of the jurisdictions pertaining to the adjustment, and their effects on pre-tax income.
(b)Represents the effects of statutory and other tax rate changes for the years ended December 31, 2025 and 2024.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures
(unaudited - in millions, except for percentages and per share information)

Adjusted Diluted Earnings per Share Reconciliation	Guidance for the Year Ended December 31, 2026 Est.	For the Year Ended December 31, 2025	For the Year Ended December 31, 2024
Diluted earnings per share	$5.69 - 6.01	$5.07	$2.06
Adjustments:
Amortization of intangible assets	2.97	1.67	1.77
Non-cash stock-based compensation expense	0.53	0.43	0.41
Changes in fair value of acquisition-related contingent items	0.33	0.01	0.14
Acquisition and integration costs	0.08	—	—
Impairments of equity method investments	0.10	—	—
Loss on extinguishment of debt	0.04	—	0.14
Restructuring charges	0.18 - 0.20	—	—
Total adjustments, pre-tax	$4.23 - 4.25	$2.11	$2.47
Income tax effect of adjustments (a)	(1.00) - (0.96)	(0.57)	(0.57)
Statutory and other tax rate effects (b)	—	(0.06)	(0.01)
Adjusted diluted earnings per share	$8.92 - 9.30	$6.55	$3.95
(a)Represents the tax effects of the adjusted items that are subject to tax, including the tax effects of non-cash stock-based compensation expense, including from share-based payment awards. Tax effects are determined based on the tax treatment of the related item, the incremental statutory tax rate of the jurisdictions pertaining to the adjustment, and their effects on pre-tax income.
(b)Represents the effects of statutory and other tax rate changes for the years ended December 31, 2025 and 2024.

The tables may contain slight summation differences due to rounding.
MasTec uses EBITDA, Adjusted EBITDA, EBITDA Margin and Adjusted EBITDA Margin, as well as Adjusted Net Income, Adjusted Net Income attributable to MasTec, Inc., Adjusted Diluted Earnings Per Share, Net Debt and Free Cash Flow, to evaluate our performance, both internally and as compared with its peers, because these measures exclude certain items that may not be indicative of its core operating results, as well as items that can vary widely across different industries or among companies within the same industry. MasTec believes that these measures provide a baseline for analyzing trends in its underlying business. MasTec believes that these non-U.S. GAAP financial measures provide meaningful information and help investors understand its financial results and assess its prospects for future performance. Because non-U.S. GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-U.S. GAAP financial measures having the same or similar names. These financial measures should not be considered in isolation from, as substitutes for, or alternative measures of, reported net income or diluted earnings per share, net income as a percentage of revenue or total debt or net cash provided by operating activities, and should be viewed in conjunction with the most comparable U.S. GAAP financial measures and the provided reconciliations thereto. MasTec believes these non-U.S. GAAP financial measures, when viewed together with its U.S. GAAP results and related reconciliations, provide a more complete understanding of its business. Investors are strongly encouraged to review MasTec's consolidated financial statements and publicly filed reports in their entirety and not rely on any single financial measure.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements include, but are not limited to, statements relating to expectations regarding the future financial and operational performance of MasTec or Superior; expectations regarding the projected impact and benefits of Superior on MasTec's operating or financial results; expectations regarding MasTec's or Superior's business or financial outlook; expectations regarding MasTec's plans, strategies and opportunities; expectations regarding opportunities, technological developments, competitive positioning, future economic conditions and other trends in particular markets or industries; the potential strategic benefits and synergies from the acquisition of Superior; MasTec's ability to successfully integrate the operations of Superior; the impact of inflation on MasTec's costs and the ability to recover increased costs, as well as other statements reflecting expectations, intentions, assumptions or beliefs about future events and other statements that do not relate strictly to historical or current facts. These statements are based on currently available operating, financial, economic and other information, and are subject to a number of significant risks and uncertainties. A variety of factors in addition to those mentioned above, many of which are beyond our control, could cause actual future results to differ materially from those projected in the forward-looking statements. Other factors that might cause such a difference include, but are not limited to: our ability to manage projects effectively and in accordance with our estimates, as well as our ability to accurately estimate the costs associated with our fixed price and other contracts, including any material changes in estimates for completion of projects and estimates of the recoverability of change orders; market conditions, including rising or elevated levels of inflation or interest rates, regulatory or policy changes, including permitting processes, tax incentives and government funding programs that affect us or our customers' industries, access to capital, material and labor costs, supply chain issues and technological developments, all of which may affect demand for our services; changes to governmental programs and spending policies, changes to the amounts provided for under the Infrastructure Investment and Jobs Act and/or Inflation Reduction Act, including the potential for reduced support for renewable energy projects, such as a result of the One Big Beautiful Bill Act, or changes in U.S. or foreign tax laws, statutes, rules, regulations or ordinances; tariff and trade actions, including retaliatory trade actions, by the United States (U.S.) and/or other countries on U.S. exports or bans by foreign countries on certain of their exports; project delays due to permitting processes, compliance with environmental and other regulatory requirements and challenges to the granting of project permits, which could cause increased costs and delayed or reduced revenue; the effect on demand for our services of changes in the amount of capital expenditures by our customers due to, among other things, economic conditions, including potential economic downturns, inflationary issues, tariff effects, the availability and cost of financing, supply chain disruptions, climate-related matters, customer consolidation in the industries we serve and/or the effects of public health matters; activity in the industries we serve and the impact on the expenditure levels of our customers of, among other items, fluctuations in commodity prices, including for fuel and energy sources, fluctuations in the cost of materials, labor, supplies or equipment, and/or supply-related issues that affect availability or cause delays for such items; the outcome of our plans for future operations, growth and services, including business development efforts, backlog, acquisitions and dispositions; risks related to completed or potential acquisitions, including our ability to integrate acquired businesses within expected timeframes, including their business operations, internal controls and/or systems, which may be found to have material weaknesses, and our ability to achieve the revenue, cost savings and earnings levels from such acquisitions at or above the levels projected, as well as the risk of potential asset impairment charges and write-downs of goodwill; our ability to attract and retain qualified personnel, key management and skilled employees, including from acquired businesses, our ability to enforce any noncompetition agreements, and our ability to maintain a workforce based upon current and anticipated workloads; any material changes in estimates for legal costs or case settlements or adverse determinations on any claim, lawsuit or proceeding; the adequacy of our insurance, legal and other reserves; adverse climate and weather events, such as the risk of wildfires, that increase operational and legal risks in certain locations where we perform services, could increase the potential liability and related costs associated with such operations; the highly competitive nature of our industry and the ability of our customers, including our largest customers, to terminate or reduce the amount of work, or in some cases, the prices paid for services, on short or no notice under our contracts, and/or customer disputes related to our performance of services and the resolution of unapproved change orders; the effect of regulatory initiatives, including risks related to and the costs of compliance with existing and potential future sustainability requirements, including with respect to climate-related matters; the timing and extent of fluctuations in operational, geographic and weather factors, including from climate-related events, that affect our customers, projects and the industries in which we operate; requirements of and restrictions imposed by our credit facility, term loans, senior notes and any future loans or securities; systems and information technology interruptions and/or data security breaches that could adversely affect our ability to operate, our operating results, our data security or our reputation, or other cybersecurity-related matters; our dependence on a limited number of customers and our ability to replace non-recurring projects with new projects; risks associated with potential environmental issues and other hazards from our operations; disputes with, or failures of, our subcontractors to deliver agreed-upon supplies or services in a timely fashion, and the risk of being required to pay our subcontractors even if our customers do not pay us; risks related to our strategic arrangements, including our equity investments; risks associated with volatility of our stock price or any dilution or stock price volatility that shareholders may experience, including as a result of shares we may issue as purchase consideration in connection with acquisitions, or as a result of other stock issuances; our ability to obtain performance and surety bonds; risks associated with operating in or expanding into additional international markets, including risks from increased tariffs, fluctuations in foreign currencies, foreign labor and general business conditions and risks from failure to comply with laws applicable to our foreign activities and/or governmental policy uncertainty; risks related to our operations that employ a unionized workforce, including labor availability, productivity and relations, as well as risks associated with multiemployer union pension plans, including underfunding and withdrawal liabilities; risks associated with our internal controls over financial reporting; risks related to a small number of our existing shareholders having the ability to influence major corporate decisions, as well as other risks detailed in our filings with the Securities and Exchange Commission. We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. Furthermore, forward-looking statements speak only as of the date they are made. If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in, or imply by, any of our forward-looking statements. These and other risks are detailed in our filings with the Securities and Exchange Commission. We do not undertake any obligation to publicly update or revise these forward-looking statements after the date of this press release to reflect future events or circumstances, except as required by applicable law. We qualify any and all of our forward-looking statements by these cautionary factors.